Exhibit 99.1

ORION ENERGY SYSTEMS PRICES

PUBLIC OFFERING OF COMMON STOCK

MANITOWOC, Wis. (February 20, 2015) - Orion Energy Systems, Inc. (NYSE MKT: OESX), a leading designer and manufacturer of high-performance, energy-efficient lighting platforms, today announced the pricing of its upsized underwritten public offering of 4,750,000 shares of its common stock at a purchase price to the public of $3.50 per share. The net proceeds to the Company from this offering are expected to be approximately $15.2 million, after deducting underwriting discounts and other estimated offering expenses. In addition, Orion has granted the underwriter a 30-day option to purchase up to an aggregate of 712,500 additional shares of common stock to cover over-allotments, if any. All of the shares in the offering are to be sold by Orion. While the offering is expected to close on February 25, 2015, the closing of the offering is subject to customary closing conditions and therefore there can be no assurance as to whether or when the offering will be completed.

In connection with the offering, Craig-Hallum Capital Group LLC is acting as sole managing underwriter.

Orion expects to use the net proceeds from the offering for general corporate purposes, which may include, but are not limited to pursuing acquisitions, expanding its LED lighting business and supporting its working capital needs.

A shelf registration statement (No. 333-193411) relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (SEC) and is effective. A preliminary prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC on February 11, 2015, and the final prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. In addition, electronic copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained by contacting Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, telephone 612-334-6300, email: prospectus@chlm.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Orion Energy Systems

Orion is leading the transformation of commercial and industrial buildings with state-of-the-art energy efficient lighting systems. Orion manufactures and markets a cutting edge portfolio of products encompassing LED Solid-State Lighting and high intensity fluorescent lighting. Many of Orion’s 100+ granted patents and pending patent applications relate to lighting systems that provide exceptional optical and thermal performance, which drive financial, environmental, and work-space benefits for a wide variety of customers in the retrofit markets.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our new light emitting diode product lines; (ii) deterioration of market conditions, including our dependence on customers’ capital budgets for sales of products and services; (iii) our ability to compete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (iv) our ability to successfully implement our strategy of focusing on lighting solutions using new LED technologies in lieu of traditional HIF lighting upon which our business has historically relied; (v) our ability to realize expected cost savings from our transition to focusing on new LED technologies; (vi) our ability to effectively manage the acquisition of Harris Manufacturing, Inc. and Harris LED, LLC, collectively Harris, and our ability to successfully complete and fund potential future acquisitions; (vii) our ability to effectively manage the growth of our business, including expansion of our business internationally through our Orion distribution services division; (viii) adverse developments with respect to litigation and other legal matters that we are subject to; (ix) our failure to comply with the covenants in our revolving credit agreement; (x) increasing duration of customer sales cycles; (xi) fluctuating quarterly results of operations from as we focus on new LED technologies; (xii) the market acceptance of our products and services; (xiii) our ability to recruit and hire sales talent to increase our in-market sales; (xiv) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xv) loss of one or more key customers or suppliers, including key contacts at such customers; (xvi) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xvii) our ability to effectively manage the credit risk associated with our debt funded Orion Throughput Agreement contracts; (xviii) a reduction in the price of electricity; (xix) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xx) increased competition from government subsidies and utility incentive programs; (xxi) the availability of additional debt financing and/or equity capital; (xxii) potential warranty claims; and (xxiii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of the Company’s Web site.

Investor Relations Contacts:

Scott Jensen

Chief Financial Officer

Orion Energy Systems, Inc.

(920) 892-9340

OR

Adam Prior

Senior Vice President

The Equity Group Inc.

(212) 836-9606

aprior@equityny.com